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                                                                   EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Stock Incentive Plan and 1998 Employee Stock Purchase Plan of Collateral Therapeutics, Inc. of our report dated February 4, 2000 with respect to the financial statements of Collateral Therapeutics, Inc., included in its Annual Report (Form 10-K), filed with the Securities and Exchange Commission.

                                       ERNST & YOUNG LLP

San Diego, California
July 7, 2000